AGREEMENT

      Agreement, dated June 30, 2006, between Newtown Lane Marketing, Incorporated, a Delaware corporation (the "Company"), and ________________, an employee of the Company (the "Employee").

      WHEREAS, the Company owes the Employee an aggregate of $21,600 in accrued but unpaid salary (the "Accrued Salary") to the date hereof, and believes that it is in the best interest of the Company that such accrued salary be converted into shares of the Company's common stock ("Common Stock") at the rate of $0.25 per share.

      NOW THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

      1. The Accrued Salary is hereby converted into an aggregate of 86,400 shares of Common Stock, at the rate of $0.25 per share, and, pursuant to such conversion, the Company shall issue 86,400 restricted shares of Common Stock in the name of the Employee on the date hereof.

      2. The Accrued Salary is no longer an obligation of the Company to the Employee.

                                                  EMPLOYEE:

                                                  ______________________________
                                                  Name:

                                                  COMPANY:

                                                  NEWTOWN LANE MARKETING,
                                                  INCORPORATED


                                                  By: __________________________
                                                  Name:
                                                  Title: